Exhibit 99.1

LNB Bancorp, Inc. Declares Regular Quarterly Dividend

LORAIN, Ohio--(BUSINESS WIRE)--May 19, 2015--The Board of Directors of LNB Bancorp, Inc. (NASDAQ: LNBB) has declared a second quarter 2015 cash dividend of $.03 a share, payable on July 1, 2015 to shareholders of record on May 29, 2015.

About LNB Bancorp, Inc.

LNB Bancorp, Inc. is a $1.2 billion bank holding company. Its major subsidiary, The Lorain National Bank, is a full-service commercial bank, specializing in commercial, personal banking services, residential mortgage lending and investment and trust services. The Lorain National Bank and Morgan Bank serve customers through 21 retail-banking locations and 30 ATMs in Lorain, eastern Erie, western Cuyahoga and Summit counties. North Coast Community Development Corporation is a wholly owned subsidiary of The Lorain National Bank. For more information about LNB Bancorp, Inc., and its related products and services or to view its filings with the Securities and Exchange Commission, visit us at http://www.4lnb.com.

CONTACT:
LNB Bancorp, Inc.
Peter R. Catanese, 440-244-7126
Senior Vice President